SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 26, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release reporting financial results for the three months and six months ended June 30, 2002.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated July 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 7/26/02	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Cameron Associates
Stephen N. Joffe, Chairman & CEO	Kevin McGrath
Alan H. Buckey, CFO	212.245.4577
(513) 792-9292	Kevin@cameronassoc.com
www.lasikplus.com

FOR IMMEDIATE RELEASE

LCA-VISION REPORTS SECOND QUARTER 2002 RESULTS

First Half Operating Cash Flow Tops $2.6 Million

CINCINNATI (July 26, 2002) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services across the U.S., today reported financial results for the three months and six months ended June 30, 2002.

The company posted a second quarter net loss of $2,278,000, or a loss of 5 cents per basic and diluted share.  A year ago, the company reported net income of $755,000, or 2 cents per basic and diluted share.  For the six months ended June 30 2002, the company reported a net loss of $1,127,000, or a loss of 3 cents per diluted share, versus net income of $2,054,000, or 4 cents per diluted share, for the first half of 2001.

Despite a challenging competitive environment in the second quarter, average price realization per procedure increased for the sixth consecutive quarter to $1,094, which represents a 17 percent growth over the average price of $934 achieved in the second quarter of 2001.  Contribution margin in the second quarter of 2002 remained strong at 78 percent of revenue.   Contribution margin is calculated by deducting medical, professional and license fees from laser refractive surgery revenues.

As previously reported, second quarter procedure volume declined slightly on a sequential basis versus an unusually strong first quarter.  However, procedure volume for the first half of 2002 grew 35 percent sequentially, to 32,388, up from 24,031 in the final six months of 2001.  Cash and short-term investments were $16.4 million at June 30, 2002, little changed from the $16.6 million reported at December 31, 2001.  During the first six months of 2002, the company generated operating cash flow of more than $2.6 million and repurchased over 3.2 million common shares for $2,449,000, a 7 percent reduction in the number of shares outstanding.

-more-

Stephen Joffe, chairman and CEO of LCA-Vision, commented  “Pricing improved for the sixth straight quarter and procedure volume this year is still running 35 percent ahead of the second half of 2001.  We continue to refine a number of our marketing and sales initiatives, which, to date, has improved both consumer awareness and demand for our services.

“We are confident that the long-term fundamentals of the laser vision correction business remain very positive.  The initiatives we’ve begun, coupled with our superior clinical outcomes, should keep the company generating positive cash flow in the second half of 2002.”

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today, beginning at 10:00 a.m. Eastern Time.  Individuals interested in listening to the conference call may do so by dialing 1-800-915-4836 toll free within the U.S., or 1-973-317-5319 for international callers. A telephone replay will be available for 48 hours by dialing 1-800-428-605 toll-free within the U.S., or 1-973-709-2089 for international callers, and entering reservation number 252437.

Individual investors can also listen to the conference call over the Internet, by going to the “Investors’ section of the Company’s Website at www.LasikPlus.com.  A replay will begin shortly after the call has ended and will be available for 30 days.

For additional information, please visit the Company's Website at www.lasikplus.com. Individuals interested in scheduling a free vision evaluation can call the Company's patient care center at 1-888-529-2020.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2002 (1)	2001 (1)	2002 (1)	2001 (1)
Revenues
Laser refractive surgery	$ 16,187	$ 21,420	$ 34,950	$ 43,866
Other	81	4	126	48

Total revenues	16,268	21,424	35,076	43,914

Operating costs and expenses
Medical professional and license fees	3,548	4,470	7,325	8,966
Direct costs of services	7,271	9,141	14,786	18,463
General and administrative expenses	2,298	2,379	4,460	4,534
Marketing and advertising	4,106	3,249	7,211	6,659
Depreciation	1,492	1,438	2,950	2,824
Special charge reversal	-	-	(174)	-

Operating (loss) income	(2,447)	747	(1,482)	2,468

Equity in earnings from unconsolidated businesses	88	186	205	264
Minority equity interest	(46)	-	(113)	-
Interest (expense)	-	(3)	(2)	(8)
Interest income	142	305	280	606
Other income (expense)	8	(13)	8	(13)

(Loss) income before taxes on income	(2,255)	1,222	(1,104)	3,317

Income tax expense	23	467	23	1,263

Net (loss) income	$ (2,278)	$ 755	$ (1,127)	$ 2,054

(Loss) income per common share
Basic	$ (0.05)	$ 0.02	$ (0.03)	$ 0.04
Diluted	$ (0.05)	$ 0.02	$ (0.03)	$ 0.04

Weighted average shares outstanding
Basic	42,944	46,703	43,725	46,866
Diluted	42,944	47,319	43,725	47,444

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)

Assets	June 30, 2002 (1)	December 31, 2001
Current Assets
Cash and cash equivalents	$16,388	$16,609
Accounts receivable, net	876	517
Receivable from vendors	416	234
Prepaid expenses, inventory and other	1,081	1,959

Total current assets	18,761	19,319

Property and Equipment	36,731	36,411
Accumulated depreciation and amortization	(16,370)	(13,753)
Property and equipment, net	20,361	22,658
Goodwill, net	275	275
Investment in unconsolidated businesses	362	290
Other assets	559	646

Total assets	$40,318	$43,188

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$2,073	$2,645
Accrued liabilities and other	3,241	2,270
Debt maturing in one year	18	26

Total current liabilities	5,332	4,941

Long-term debt	-	4
Minority equity interest	154	41

Shareholders' investment
Preferred stock	-	-
Common stock ($0.01 par value; 52,433,554 and 52,248,554 shares and

42,964,762 and 46,045,525 shares issued and outstanding, respectively	52	52
Contributed capital	91,314	91,080
Warrants	2,105	2,105
Notes receivable from shareholders	(1,510)	(1,488)
Common stock in treasury, at cost (9,468,797 shares and 6,203,029 shares)	(15,473)	(13,013)
Accumulated deficit	(41,639)	(40,512)
Foreign currency translation adjustment	(17)	(22)

Total shareholders' investment	34,832	38,202

Total liabilities and shareholders' investment	$40,318	$43,188

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.